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                                                                    Exhibit 10.2



                                                        FINAL - OCTOBER 18, 2001














                                 NORTEL NETWORKS




                     SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN


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                                    CONTENTS



SECTION                                                                     PAGE
-------                                                                     ----

  1.      PURPOSE OF THE PLAN                                                  1

  2.      DEFINITIONS                                                          1

  3.      ELIGIBILITY TO PARTICIPATE IN THE PLAN                               7

  4.      TOTAL RETIREMENT BENEFIT                                             7

  5.      SERP BENEFIT                                                         9

  6.      TRANSFERS                                                           10
          6.1  Transfers Prior to May 1, 2000
          6.2  Transfers After April 30, 2000

  7.      SURVIVOR BENEFIT                                                    11

  8.      PAYMENT OF BENEFITS                                                 11
          8.1  Mode of Payment
          8.2  Company Effecting Payment
          8.3  Currency

  9.      ADMINISTRATION                                                      13
          9.1  Committee
          9.2  Limitation of Liability
          9.3  Evidence of Entitlement to Benefits

  10.     EFFECTIVE DATE OF PLAN                                              14

  11.     AMENDMENT, TERMINATION                                              14

  12.     GENERAL PROVISIONS                                                  14
          12.1 Assignment
          12.2 No Right to Continuation of Employment
          12.3 No Additional Rights to Benefits under Pension Plan
          12.4 Funding
          12.5 Tax Treatment


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                                 NORTEL NETWORKS
                     SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN


1.   PURPOSE OF PLAN

     The Nortel Networks Supplementary Executive Retirement Plan, together with other employer sponsored retirement plans, is designed to provide eligible Executives of Nortel Networks with retirement benefits.


2.   DEFINITIONS

     In the Plan,

     "Accumulated Percentage" means, in respect of the determination of the SERP III Benefit pursuant to section 4(c) hereof, the sum of Percentage Credits attributed to the Executive's Actual Years of Service.

     "Actual Years of Service" means years and months of service with Nortel Networks, including periods of extended salary continuance paid as a severance benefit, measured from the date that the Executive becomes a member of the Canadian Pension Plan (including any additional service credits that may be granted due to service bridging) or, if the Executive is first hired by a U.S. subsidiary or affiliate of Nortel Networks and is a member of the U.S. Pension Plan or the Canadian Pension Plan, the Executive's employment date in the U.S. Any part of a month of service will be considered a full month for purposes of this definition.

     "Actuarial Equivalent" means a benefit that has the equivalent value of another Total Retirement Benefit payable under the Plan, determined by using the actuarial tables and other methods and assumptions that are used by the Corporation in actuarial equivalency determinations under the Pension Plan under which an Executive is or was a Participant, provided that the interest assumption on which the calculation of equivalent value is based shall be six percent (6%) compounded annually.

     For greater certainty, in determining the Actuarial Equivalent lump sum of a Total Retirement Benefit under the Plan as at any particular time, the fact that the Plan does not benefit from the same favorable tax treatment as is afforded to the Pension Plan shall not be taken into account.

     The Actuarial Equivalent of any Total Retirement Benefit or part thereof, the payment of which is within the discretion of the Corporation, shall be deemed to be nil.


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     "Age + Service Points" means the sum of the Executive's age and Service
Points as of the determination date. "Age" for this purpose is the age on the Executive's birthday during the calendar year that contains the determination date.

     "Board of Directors" means the Board of Directors of Nortel Networks
Limited;

     "Capital Accumulation and Retirement Program" means the employee benefit program established as of May 1, 2000 by Nortel Networks for certain of its employees in the United States and Canada. Such program includes options concerning pension benefit plans for such employees. The options available for selection under that program are referred to as the "traditional", "balanced" and "investor" options ("Traditional Option", "Balanced Option", and "Investor Option").

     "Committee" means the Joint Leadership Resources Committee of the Board of Directors or its predecessors and successors;

     "Corporation" means Nortel Networks Limited or its successors;

     "Earnings" of an Executive for a particular month means the base pay of the Executive for that month, plus the incentive award or bonus, if any, granted to the Executive for such month under the SUCCESS Plan or one of its predecessors (including the Senior Management Incentive Award Plan or the Executive Management Incentive Plan) and commissions. Bonuses and/or commissions are taken into account in the year in which they are paid or would have been paid if the Executive had not elected a deferral of such payment.

     The inclusion of bonuses and commissions in the definition of Earnings is subject to the following limitations:

     With respect to calculation of a SERP I Benefit under section 4(a) hereof for an Executive:

     (a) only fifty percent (50%) of the bonus or commission granted to an Executive shall be included in Earnings in the case of an Executive who was classified as a Band 11 under the Nortel Networks employment classification system as of December 31, 1998.

     (b) if an Executive retires on or after reaching age fifty eight (58) but before reaching age fifty nine (59), only thirty three and one third percent (33-1/3%) of the bonus or commission which would otherwise be included for a particular month as provided above shall be included in Earnings; and

     (c) if an Executive retires on or after reaching age fifty nine (59) but before reaching age sixty (60), only sixty six and two thirds percent


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          (66-2/3%) of the bonus or commission which would otherwise be included in Earnings for a particular month as provided above shall be included in Earnings;

     With respect to calculation of a SERP II or III Benefit under section 4 hereof for an Executive who was classified as a Band 12 or higher under the Nortel Networks employment classification system as of December 31, 1998 or whose base salary is at least equal to either one of the following table amounts as of the corresponding stated date, then one hundred percent (100%) of the bonus or commission shall be included in Earnings. (Amounts in the table are stated in the currency of the Executive's country of employment at the date indicated). Otherwise, then fifty percent (50%) of the bonus or commission shall be included in Earnings:

                 Date                              Amount*1
                 ----                              --------
          December 31, 1998                        $200,000
          December 31, 1999                        $215,000

     However, the bonus or commission will not be included for a given year to the extent that it exceeds sixty percent (60%) of the final base pay of the Executive effective as of the last day of that calendar year.

     "Excess Plan Benefit" means the annual benefit payable upon Retirement to the Executive under the pension benefit plan that pays the difference between the amount determined under the applicable formula under the Pension Plan that applies to the Executive and the actual amount paid to the Executive under such Pension Plan after taking into consideration regulatory restrictions on maximum amounts that may be paid from such Pension Plan. For U.S. Executives, such pension benefit plan is the Nortel Networks Restoration Plan. For Canadian Executives, such pension benefit plan is the Nortel Networks Excess Plan.

     "Executive" means an employee of Nortel Networks who is a participant in the Plan pursuant to section 3;

     "Final Average Earnings" means (a) with respect to the calculation of a SERP I and SERP II Benefit, the average of the three (3) highest consecutive years of Earnings of the Executive; or (b) with respect to the calculation of a SERP III benefit, the average of the three (3) highest consecutive years of the Earnings of the Executive during the last ten (10) years of the Executive's employment with Nortel Networks.

     "Nortel Networks" means Nortel Networks Limited and its subsidiaries and affiliates in the United States and Canada that have adopted the Nortel Networks Retirement Income Plan or the Nortel Networks Managerial and Non-Negotiated Pension Plan for the benefit of their employees;

---------------
1 Canadian or US dollars, as applicable.


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     "Pension Plan" in respect of an Executive means the Pension Service Plan portion of the Nortel Networks Retirement Income Plan (the "U.S. Pension Plan") or the Nortel Networks Managerial and Non-Negotiated Pension Plan, Parts I and II (the "Canadian Pension Plan") from which the Executive becomes entitled to receive a benefit upon Retirement;

     "Pension Plan Benefit" in respect of an Executive means the amount of the annual pension payable upon Retirement to the Executive under the Pension Plan;

     "Percentage Credit" means the credit attributed to a year granted to the Executive based on the Executive's Age + Service Points for that year. For each year of Pension Plan membership, including the extended salary continuance period, an Executive shall be credited with a Percentage Credit determined from the following chart. The Percentage Credit awarded shall be based on the Executive's Age + Service Points in that calendar year:

                    Sum of Age Plus
                    Service Points      Percentage Credit
                    ---------------     -----------------

                        Up to 45                2%
                         46 - 55                5%
                         56 - 65               20%
                         66 - 75               22%
                         over 75               24%

     An Executive's Percentage Credit for a particular calendar year shall be prorated if the Executive has less than a full year of Actual Years of Service in that calendar year.

     "Plan" means the Supplementary Executive Retirement Plan (SERP) as set forth herein and as may be modified from time to time;

     "Retirement" and "Retired" in respect of an Executive means the termination of employment of the Executive in circumstances where the Executive is not re-employed by Nortel Networks, provided the Executive satisfies one of the following conditions. However, satisfaction of the conditions described in subsections (d) and (e) below shall not qualify an Executive for a SERP I
Benefit:

     (a)  the Executive has attained sixty five (65) years of age;

     (b) the Executive has attained age sixty (60) and has at least twenty (20) Years of Eligible Retirement Service;


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     (c)  the Executive has attained age fifty eight (58) and the sum of the
          Executive's age and Years of Eligible Retirement Service equals or exceeds eighty five (85);

     (d) the Executive has attained age sixty (60) and has at least five (5) years of continuous service, provided such Executive was hired directly into what was then known as the Executive Leadership Team on or after January 1, 1999 and prior to January 1, 2000; or

     (e) the termination of employment is initiated by Nortel Networks and the Executive has attained fifty five (55) years of age (provided that no severance benefit is paid in connection with such Retirement, unless severance benefits payable for a period no longer than eighteen (18) months are approved by the Committee or its delegate).

     "SERP Benefit" in respect of an Executive shall have the meaning set forth in section 5;

     "Service Points" means the number of years of the Executive's continuous service with Nortel Networks that the Executive would have completed on his employment anniversary date that occurred in that calendar year, regardless of whether the Executive remains employed to such anniversary date in that calendar year that contains the determination date.

     Service Points will be granted for service with Nortel Networks in a country other than Canada and the U.S. if the Executive qualifies for a benefit under the U.S. Pension Plan or the Canadian Pension Plan.

     "Special Pension Credits" means, for Executives hired after attaining age thirty five (35) and prior to January 1, 1999 and for purposes of this Plan only, additional years of service calculated as thirty five (35) subtracted from the Executive's attained age on his date of hire by Nortel Networks. Such Special Pension Credits are only taken into account for purposes of this Plan if the Executive retires or his employment is otherwise terminated on or after attaining age sixty (60).

     "Special Pension Credit Plan Benefit" means the benefit that is payable to the Executive upon his retirement under the terms of the Nortel Networks Special Pension Credit Plan.

     "Spouse" of an Executive means an individual who at the time of Retirement and death of the Executive is the person who otherwise qualifies as a spouse under the Pension Plan;

     "Survivor Benefit" means the benefit payable under the Plan to an Executive's Spouse as described in section 7;


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     "Total Retirement Benefit" shall have the meaning set forth in section 4;

     "Years of Credited Service" in respect of an Executive means Actual Years of Service plus fifty percent (50%) of Special Pension Credits. For an Executive hired at age fifty one (51) or greater, Years of Credited Service may not exceed two (2) times the Executive's Actual Years of Service, with a minimum of five
(5) years of actual service required. Special Pension Credits are only taken into account for purposes of this Plan if the Executive retires or his employment is otherwise terminated on or after attaining age sixty (60).

     "Years of Eligible Retirement Service" in respect of an Executive means the Executive's actual years of service recognized under the Pension Plan for purposes of eligibility for benefits, plus Special Pension Credits, if applicable.


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3.   ELIGIBILITY TO PARTICIPATE IN THE PLAN

     The following employees are Executives who may be entitled to benefits from the Plan:

     (a) Employees who had an annual base salary of two hundred thousand dollars ($200,000) or more at any time during the period January 1, 1999 to December 31, 1999.

     (b) Employees who were designated as Band 11 or higher under the Nortel Networks employment classification system on or before April 30, 1998. Membership in the Plan was closed during the period from May 1, 1998 to December 31, 1998. No individual who became a Band 11 or higher employee under the Nortel Networks employment classification system during the period from May 1, 1998 to December 31, 1998 qualifies as an Executive under this Plan.

     To qualify as an Executive, such an employee must also be a participant in the Traditional Option. An employee becomes an Executive with respect to the Plan upon his or her attainment of such criteria and does not cease to be an Executive prior to his or her Retirement or death (even if the employee ceases to meet the definition of an Executive). However, no employee shall become an "Executive" after December 31, 1999.

     Executives and their Spouses shall be entitled to receive benefits under the Plan only in the event the conditions for entitlement to such benefit (as described in the Plan) have been satisfied.


4.   TOTAL RETIREMENT BENEFIT

     "Total Retirement Benefit" in respect of an Executive

     (i) with respect to service while working in the US or service while working in Canada and enrolled in Part II of the Canadian Pension Plan, means the Actuarial Equivalent of the form of payment applicable to the Executive under this Plan of the greatest of (1) the Actuarial Equivalent lump sum value of the amount calculated under subsection
          (a); (2) the Actuarial Equivalent lump sum value of the amount calculated under subsection (b); or (3) the amount calculated under subsection (c); but only to extent that each such subsection is applicable to the Executive, as described therein:

     (ii) with respect to service while working in Canada and enrolled in Part I of the Canadian Pension Plan, means the form of payment


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          applicable to the Executive under this Plan of the greatest of (1) the amount calculated under subsection (a); or (2) the amount calculated under subsection (b) but only to extent that each such subsection is applicable to the Executive, as described therein:

    (iii) with respect to each country should be calculated separately.

SERP Benefits shall be calculated as follows:


     (a)  SERP I Benefit - an annual amount equal to the lesser of:

          (i) one and three tenths percent (1.3%) multiplied by the Executive's Final Average Earnings and Years of Credited Service; and

          (ii) seventy percent (70%) of the Executive's final base salary (exclusive of any bonus, incentive award, or commission) immediately prior to Retirement.

               If an executive has Actual Years of Service in both Canada and the US, the cap outlined in subsection (ii) above shall be prorated by Actual Years of Service in each country.

     An Executive will qualify for a SERP I Benefit if the Executive (1) was classified as a Band 11 or higher under Nortel Networks employment classification system on or before April 30, 1998, (2) became an Executive on or before May 1, 1998, and (3) elected the Traditional Option effective as of May 1, 2000.

     (b) SERP II Benefit - an annual amount equal to the lesser of the following amounts and subject to a seven percent (7%) reduction (prorated for partial years) for each year by which the Executive's Retirement precedes his attainment of age sixty (60):

          (i) one and three tenths percent (1.3%) multiplied by the Executive's Final Average Earnings and Years of Credited Service; and

          (ii) sixty percent (60%) of the Executive's Final Average Earnings.

          If an executive has Actual Years of Service in both Canada and the US, the cap outlined in subsection (ii) above shall be prorated by Actual Years of Service in each country.

     An Executive will qualify for a SERP II Benefit if the Executive (1) receives a Pension Plan Benefit from the Canadian Pension Plan, Part I, or
     (2) receives a Pension Plan Benefit from the U.S. Pension Plan and was a member of the version of that plan that was in effect as of December 31,


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     1998; had attained age fifty (50) and completed at least four (4) years of vesting service under the terms of that plan as of that date; and has met the requirements described in the last paragraph of Section 4(a) to qualify for a SERP I Benefit.

     (c) SERP III Benefit - the lump sum value determined by multiplying the Executive's total Percentage Credits by his Final Average Earnings. The lump sum value shall be limited to an amount equal to five hundred fifty percent (550%) of the Executive's Final Average Earnings (including the bonus included after any adjustment for maximum limits).

          The SERP III Benefit for the Actual Years of Service in each country shall be calculated based on the sum of the actual Percentage Credits for each calendar year of Actual Years of Service in each country. Percentage Credits will be prorated for the year of transfer.

          If the retirement cap applies, the accumulated credits in each country are determined as the maximum (i.e. 550% of Final Average Earnings) multiplied by the ratio of the Accumulated Percentage (before the cap) in each country to the total Accumulated Percentage (before the cap).

          An Executive will qualify for a SERP III Benefit if the Executive (1) receives a Pension Plan Benefit from the Canadian Pension Plan, Part II, or (2) receives a Pension Plan Benefit from the U.S Pension Plan.


5.   SERP BENEFIT

     Upon Retirement, an Executive shall receive a benefit under this Plan (herein referred to as the "SERP Benefit") which is the excess, if any, of the amount determined as the Executive's Total Retirement Benefit under Section 4 hereof with respect to the Actual Years of Service in each country, over the Executive's Pension Plan Benefit, Excess Plan Benefit, and Special Pension Credit Plan Benefit, if any, in each country, in accordance with the administrative practice established by Nortel Networks for such offset calculations. The determination of the amount of such SERP Benefit shall be subject to the terms of Section 6 hereof, however, with respect to an Executive who receives both a U.S. Pension Plan benefit and a Canadian Pension Plan benefit.


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6.   TRANSFERS

6.1  TRANSFERS PRIOR TO MAY 1, 2000

     In determining the SERP Benefit for an Executive who transferred between employment with a U.S. Nortel Networks subsidiary or affiliate and a Canadian Nortel Networks subsidiary or affiliate prior to May 1, 2000, the following provisions shall apply rather than the provisions that would otherwise apply to the determination of the SERP Benefit for the Executive if there had been no such transfer:

     (a) The Executive's total combined service in both countries shall equal no more than the Executive's total service (years and partial months, with any part of a month considered a full month). The Canadian service will always be rounded up to the next month. The US service will only be rounded up if required to equal total combined service.

     (b) Earnings as defined in the Plan shall be converted based on the administrative practice in effect at the time of the conversion, as determined at the discretion of the Committee.

     (c) For benefit purposes, Special Pension Credits shall be recognized with respect to the service completed by the Executive in the country in which the Executive Retires.

     (d) "Service Points" - Under SERP III Benefit calculation, Executives who transfer between the US and Canada (or other countries under the reciprocal agreement) will remain whole under the Service Points calculation. A Canadian transfer to the US would start accruing Service Points in the U.S. where he or she was at the time of the transfer (and vice versa).

     (e) Service in the year of a transfer is prorated so that total service in both countries equals no more than one year of Benefit Service. Correspondingly, in the year of transfer, the Executive's Percentage Credit is prorated between the service earned in each country.


6.2  TRANSFERS AFTER APRIL 30, 2000

     In determining the SERP Benefit for an Executive who transferred between employment with a U.S. Nortel Networks subsidiary or affiliate and a Canadian Nortel Networks subsidiary or affiliate after April 30, 2000, the following provisions shall apply rather than the provisions that would otherwise apply to the determination of the SERP Benefit for the Executive if there had been no such transfer:

     (a) Executives who transfer either to/from Canada/US will be given the options available in the Capital Accumulation and Retirement Program in the new country that are open to such Executive. If the Executive elects the


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     Balanced Option or the Investor Option upon his or her transfer to the new country, his or her participation in the SERP will be suspended during his or her employment in the new country.

     (b) If the Executive returns to the country of origin and if the Executive recommences participation in the Traditional option in accordance with policy established in the country of origin, the Executive will accrue SERP benefits with respect to the service after the return to the country of origin. If the Executive elects the Balanced or the Investor option upon return to the country of origin in accordance with the policy established in the country of origin, the Executive would forfeit all SERP Benefits, even for service earned during the period preceding the initial transfer.

     (c) SERP benefits will not be forfeited under this transfer arrangement (except as noted above).

     (d) The SERP benefit determined in respect of the country of transfer, would be determined as if the Executive was participating in the Traditional program in the receiving country.


7.   SURVIVOR BENEFIT

     In the event of the death of an Executive after payment of the SERP Benefit payable at Retirement to such Executive has commenced, the Executive's Spouse, if any, shall be paid an annual amount under this Plan during his or her lifetime equal to sixty percent (60%) of the SERP Benefit that was payable to the Executive. However, if the Executive was receiving a Pension Plan benefit under the U.S. Pension Plan or under the Canadian Pension Plan, Part II, and elects the lump sum option (and a fifteen (15) year payment is applicable, as referenced in section 8.1) then payment of the SERP Benefit shall continue to the Spouse until the completion of the fifteen (15) year term that began on the Executive's Retirement Date or, if there is no Spouse, the actuarial value of the remaining payments under the annuity shall be paid to the Executive's estate.


8.   PAYMENT OF BENEFITS

8.1  MODE OF PAYMENT

     (a)  Canadian Pension Plan, Part I Benefit

     A SERP Benefit that is payable to an Executive who receives a Canadian Pension Plan, Part I benefit for the same period of service shall be paid monthly for the remaining life of the Executive after Retirement and the first payment thereof shall become due at the end of the month during which Retirement occurs. Subsequent payments shall be due the last day of each calendar month during the period the benefit is payable. Payment for the first month in respect of which the benefit is payable, if less than a full month, shall


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be prorated. Payment of the benefit in respect of the month the Executive dies shall be made as if the Executive survived until the end of the month.

     (b)  Canadian Pension Plan, Part II Benefit

     A SERP Benefit that is payable to an Executive who receives a Canadian Pension Plan, Part II benefit for the same period of service may be paid monthly for life as described in the preceding paragraph. However, if the Executive elects a lump sum payment of his Canadian Pension Plan, Part II benefit and if the total value of the Executive's Excess Plan Benefit, SERP Benefit, and Special Pension Credit Plan Benefit, if applicable, is equal to or greater than fifty percent (50%) of the "final average earnings" determined for the Executive under the Canadian Pension Plan, Part II, the SERP Benefit will be paid in the form of a fifteen (15) year term certain annuity commencing on the last day of the month during which Retirement occurs. If the Executive elects payment of the Canadian Pension Plan, Part II benefit in a lump sum and the total value of his Excess Plan Benefit, SERP Benefit, and Special Pension Credit Plan Benefit, if applicable, is less than fifty percent (50%) of the "final average earnings" determined for the Executive under the Canadian Pension Plan, Part II, the SERP Benefit will be paid in a lump sum.

     (c)  U.S. Pension Plan Benefit

     A SERP Benefit that is payable to an Executive who receives a U.S. Pension Plan benefit will be paid in a form of payment that is based on how the Executive's U.S. Pension Plan benefit is paid to the Executive. If the Executive is unmarried and his U.S. Pension Plan benefit is paid in the form of a life annuity, the SERP Benefit will normally be paid in the form of a life annuity. If the Executive has a Spouse and the U.S. Pension Plan benefit is paid in the form of a joint and survivor annuity, the SERP Benefit will normally be paid in the form of a sixty percent (60%) joint and survivor annuity, with the Spouse receiving the survivor benefit. If, however, the Executive elects payment of the U.S. Pension Plan benefit in the form of a lump sum and the total value of his Excess Plan Benefit, SERP Benefit, and Special Pension Credit Plan Benefit, if applicable, is less than fifty percent (50%) of the "final average earnings", the SERP Benefit will be paid in a lump sum. ("Final average earnings" for purposes of this sentence and the following sentence means the definition of such term under the U.S. Pension Plan but without regard to the dollar limitation imposed upon "final average earnings" for purposes of determining the amount of a benefit that is payable under the U.S. Pension Plan.) However, if the Executive elects payment of the U.S. Pension Plan benefit in the form of a lump sum and the total value of his Excess Plan Benefit, SERP Benefit, and Special Pension Credit Plan Benefit, if applicable, is equal to or greater than fifty percent (50%) of the "final average earnings" determined under the U.S. Pension Plan (as described above), the SERP Benefit will be paid in the form of a fifteen (15) year term certain annuity with the Spouse as the beneficiary. If there is no Spouse, the Executive may elect another individual to be the beneficiary with respect to the fifteen (15) year certain annuity.


8.2  COMPANY EFFECTING PAYMENT


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     The SERP Benefit payable under the Plan shall be paid by the Corporation and/or any subsidiary or affiliate of the Corporation, as may be determined by the Corporation in its sole discretion.


8.3  CURRENCY

     All benefits payable under the Plan in respect of an Executive shall be payable in the same currency as benefits are payable under the Pension Plan from which the Executive Retired, provided that where the Executive is entitled to receive a pension from more than one pension plan established by Nortel Networks, benefits shall generally be payable in the currency of the country where the Executive earned the service attributable to the benefit, or portion of the benefit, in question. Currency conversion shall occur in accordance with established administrative guidelines under the Plan. However, the Committee shall have the sole discretion to alter the provisions of this section as it deems appropriate.


9.   ADMINISTRATION

9.1  COMMITTEE

     The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to adopt such rules, regulations and guidelines as it may deem necessary or proper and to make all determinations necessary or desirable for the administration of the Plan. Any such interpretation, rule, determination or other act of the Committee shall be conclusively binding upon all persons.

     The Committee shall have the authority to modify any provision of the Plan in respect of any Executive including the granting of additional service for purposes of calculating Years of Credited Service or Years of Eligible Retirement Service, waiving early retirement reductions, and waiving the bonus recognition limitations of the Plan.

     The Committee may delegate to any person or persons any power or authority it deems appropriate.


9.2  LIMITATION OF LIABILITY

     Neither the Corporation, its subsidiaries or affiliates nor any member of the Committee or the Board of Directors shall be liable for any action or determination made in good faith pursuant to the Plan. To the full extent permitted by law, the Corporation shall indemnify and save harmless each person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such person is or was a member of the Committee or is or was a member of the Board of Directors and, as such, is or was required to take action pursuant to the terms of the Plan.


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9.3  EVIDENCE OF ENTITLEMENT TO BENEFITS

     Every person eligible for a benefit under the Plan shall, on request, provide the Committee evidence, including evidence by way of affidavit, declaration or certificate, and including but not limited to proof of age, satisfactory to the Committee, as it may require to determine the entitlement to or the amount of such benefit.


10.  EFFECTIVE DATE OF PLAN

     The Plan was adopted by the Board of Directors on April 29, 1983 effective January 1, 1983 and was subsequently amended by the Board of Directors on July 23, 1998, and on September 24, 1998 effective January 1, 1999. The Plan was subsequently amended by the Committee on December 16, 1999 effective January 1, 2000 and on April 25, 2001 with immediate effect. This restated version of the Plan was adopted by the Committee on October 25, 2001 with immediate effect.

     Any subsequent amendments to the Plan shall become effective upon their adoption by the Committee.


11.  AMENDMENT, TERMINATION

     The Committee reserves the right to amend, suspend or terminate the Plan at any time without the consent of any Executive or Spouse, provided that no such action affects amounts in payment under the Plan nor affects the right of an Executive or Spouse to receive any benefit which such person is eligible to receive at the time of such amendment, suspension, or termination.


12.  GENERAL PROVISIONS

12.1 ASSIGNMENT

     No right of a person and no benefit payable under the Plan shall be capable of or may be assigned, alienated, charged, pledged or given as security and no such benefit shall confer upon any Executive, Spouse, personal representative or dependent, or other person, any right or interest therein that is


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capable of being assigned, alienated, charged, pledged or given as security, except as required by law.


12.2 NO RIGHT TO CONTINUATION OF EMPLOYMENT

     This Plan shall not be construed as giving an Executive any right to continue in the employment of Nortel Networks or affect the right of Nortel Networks to terminate the employment of an Executive without regard to the effect such action might have upon the Executive's rights under the Plan.


12.3 NO ADDITIONAL RIGHTS TO BENEFITS UNDER PENSION PLAN

     Nothing herein shall entitle an Executive or any other person to any benefit under a Pension Plan or a Restoration Plan to which such Executive or other person is not otherwise entitled pursuant to the provisions of the Pension Plan.


12.4 FUNDING

     All benefits payable hereunder shall be payable from the general funds of Nortel Networks and Nortel Networks shall have no liability whatsoever to segregate any assets or establish any special funding arrangements to provide for payment of amounts payable under the Plan.


12.5 TAX TREATMENT

     No representations are made regarding the tax treatment under any jurisdiction of amounts paid as a benefit under this Plan. No additional payments will be made to compensate an Executive or an Executive's Spouse for any tax effect or for the lack of availability of any preferred tax-favored treatment of such benefit.


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